                                                                    Exhibit 99.1


BROKER CONTACT:            MEDIA/SHAREHOLDER CONTACTS:
James C. Collings          Kevin Wilson                   David Politis
Daw Technologies, Inc.     Politis Communications         Politis Communications
801-977-3100               801-523-3730 (wk)              801-523-3730 (wk)
jcollings@dawtech.com      801-898-5520 (cell)            801-671-8091(cell)
                           kwilson@politis.com            dpolitis@politis.com

FOR IMMEDIATE RELEASE

        DAW TECHNOLOGIES FILES ANNUAL AND THIRD QUARTER RESULTS FOR 2001,
       AND RESTATED FINANCIAL STATEMENTS FOR 1999, 2000 AND THE FIRST AND
                            SECOND QUARTERS OF 2001

 COMPANY TO HOLD SHAREHOLDER CONFERENCE CALL ON THURSDAY, MAY 2 TO DISCUSS ITS
                          RESULTS AND ITS FUTURE PLANS

SALT LAKE CITY - April 26, 2002 - Daw Technologies, Inc. (OTC: DAWK) today announced that it has filed its annual and third quarter results for 2001 with the U.S. Securities and Exchange Commission, restoring the company's compliance with its SEC filing obligations. In addition, the company has amended, restated and filed with the SEC annual and quarterly reports containing restated financial statements for 1999, 2000, the first three quarters of 2000, and the first two quarters of 2001.

For the third quarter of 2001 (ended September 30) the company reported a net loss of $4.0 million on revenue of approximately $6.8 million. The net loss for the third quarter consists of a net loss before taxes of $200,000 and an increase in the valuation allowance for deferred income tax assets in the amount of approximately $3.8 million that was required as a result of the restatements of the 1999 and 2000 financial statements.

For the year ended December 31, 2001, the company reported a net loss of $7.9 million on total revenue of $40.5 million. The net loss for 2001 took into account a net loss before taxes of $3.2 million plus a $4.8 million increase in the valuation allowance for deferred income tax assets for the year. The company also booked a $1.7 million increase in the redemption value of the company's preferred stock in the fourth quarter, making the net loss attributable to shareholders to $9.7 million for the year.

"The company's financial results for 2001 show that we continue to be severely impacted by the protracted global slowdown in the semiconductor and microelectronics industries," said James C. Collings, Daw's chief executive officer. "Many industry experts are predicting a turnaround during 2002. However, the company continues to be adversely affected by the industry slowdown, which illustrates why it is important for us to continue our efforts to diversify geographically and into new industries such as biotechnology and pharmaceuticals."

The company's restated financial statements for 1999 show that the company's net loss for the year was $9.7 million on revenues of $44.0 million versus the previously reported net loss of $7.6 million on revenues of $45.2 million. The company's restated financial statements for 2000 show that it generated net earnings of $414,000 on revenues of $51.4 million versus the originally reported net earnings of approximately $3.5 million on revenues of $52.6 million.

Daw has restated its financial results dating back to October 1999, principally because of problems it discovered in certain of its accounts related to its European operations. Those problems were discovered when the company's newly hired European finance manager and its newly appointed independent auditors experienced difficulty reconciling certain general ledger accounts relating to Daw's European operations while trying to close out the books for the third quarter of 2001. On November 19, 2001, Daw's audit committee determined that because of what appeared to be material errors in those accounts, it would be necessary to completely reconcile the Daw Europe accounts back to October 1999, when Daw's European subsidiary was first incorporated, and that a restatement of previously issued financial statements for that period would also be necessary.

Prior to October 1999, the accounting for the company's European operations was done primarily at the company's headquarters in the United States. In October 1999, the company formed a wholly owned European subsidiary ("Daw Europe"), headquartered in Scotland, to manage all of the company's European operations. At that time, all European accounts were transferred to Daw Europe and Daw Europe personnel took over all of the accounting for the Company's European operations.

Daw Europe's business grew very rapidly between 1999 and 2001. It was recently discovered that the accounting systems and personnel in the European office were unable to keep pace with the rapid growth and growing complexity of the European business, which was exacerbated by the fact that most of this revenue growth occurred outside of the United Kingdom. As a result, it became clear late last fall that various problems had occurred with respect to Daw Europe's accounting and financial reporting.

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In connection with the filing of the restated financial information, Robert G.
Chamberlain, the company's chairman, said: "The company recognizes the importance of releasing timely and accurate financial information. The events that have required us to restate our financial results are unfortunate. However, we are committed to learn from this experience and to improve the way we do business. In this regard, we have already taken several actions, and we are currently taking more actions, to assure that our financial results are timely and accurately reported in the future.

"During the past several months we have taken aggressive action to strengthen and improve our financial management and reporting team, both within the company and outside. For example, late last year the company hired a well-trained and qualified European finance manager and engaged a new independent audit firm. The new audit firm was selected primarily because of its strong international presence and the depth of expertise in its European offices. We also recently recruited Jim Collings, a seasoned executive with more than 20 years of accounting and financial management experience, as the company's chief executive officer. The board felt it was important to bring on board someone like Jim with the financial discipline and expertise to implement and enforce the policies and procedures necessary to assure the timely release of accurate financial information in the future.

"Also, just a couple weeks ago, the company hired Donald K. McCauley, an experienced senior financial executive, as the company's chief financial officer. Don has more than 20 years of high-level financial management experience, including significant international experience. The breadth and scope of his experience will be extremely helpful in the company's efforts to move beyond its recent financial reporting difficulties."

The company also reported that it is in the process of implementing the same comprehensive business process and accounting software system in its European operations that is used in the company's U.S. operations. The company expects this to be just the first step in the company's implementation of `best practices' in the area of subsidiary reporting.

"One of the first things I did upon joining Daw was to order a top-to-bottom review and analysis of all of the company's policies and procedures, particularly as they relate to accounting and financial reporting and to the company's international operations," Collings said. "I intend to assure that we have policies and procedures to facilitate timely and accurate reporting of financial information in the future."

Daw will hold an open conference call for all shareholders on Thursday, May 2, 2002 at 11:00 a.m. (EDT)/9:00 a.m. (MDT) to discuss its 2001 results, its restated results for the periods in question, and its plans for the remainder of 2002 and beyond. The dial-in numbers for the call are as follows: 877-260-8897 for callers in the U.S., and 612-332-0637 for international callers.

Interested parties not able to participate in the call will be able to listen to a replay of the call by dialing 800-475-6701 (U.S. callers) or 320-365-3844 (international callers) and entering 637675 as the access code. The replay will be available for seven days after the conference call.

Copies of Daw's current and restated results are available online at www.dawtech.com and at a variety of other web sites, including the SEC's web site at www.sec.gov.

ABOUT DAW TECHNOLOGIES, INC.
Daw Technologies, Inc. provides advanced manufacturing environments for customers throughout the world, and specializes in the design, engineering and installation of cleanroom and mini-environment systems that meet stringent semiconductor and pharmaceutical manufacturing requirements. The company also provides contract manufacturing and specialized painting services on an OEM (original equipment manufacturer) basis for various customers. For further information, visit the company on the Internet at www.dawtech.com or call 801-977-3100.

                                      # # #

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THOSE DISCUSSED OR ANTICIPATED. FACTORS THAT MIGHT AFFECT ACTUAL OUTCOMES INCLUDE, BUT ARE NOT LIMITED TO, THE NATURE AND EXTENT OF THE RESPONSE OF THE COMPANY'S CUSTOMERS, VENDORS, LENDERS, AND SHAREHOLDERS, AND THE RESPONSE OF REGULATORY AUTHORITIES, TO THE CURRENT ACCOUNTING ISSUES RELATING TO THE COMPANY'S EUROPEAN OPERATIONS, THE POSSIBLE CANCELLATION OF EXISTING OR FUTURE CONTRACTS, POSSIBLE DECREASE IN DEMAND OF THE COMPANY'S PRODUCTS OR SERVICES, DECREASES IN CAPITAL SPENDING BY THE COMPANY'S CUSTOMERS, INCREASED COMPETITION IN THE CLEAN ROOM SEGMENT OF THE INDUSTRY, CUSTOMER REJECTION OF NEW PRODUCTS, A DECLINE IN DEMAND FOR PRODUCTS MANUFACTURED BY THE COMPANY'S CUSTOMERS, CHANGES IN MANAGEMENT, AND THE EFFECTS OF THE COMPANY'S EXISTING AND PLANNED DIVERSIFICATION EFFORTS. FOR A MORE DETAILED DISCUSSION OF THESE AND ASSOCIATED RISKS, SEE THE COMPANY'S MOST RECENT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                     Daw Technologies, Inc. and Subsidiaries
                 SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)

                                                                YEAR ENDED
                                                                DECEMBER 31,
                                                       ------------      ------------
                                                           2001              2000
                                                       ------------      ------------
STATEMENT OF OPERATIONS DATA:
Revenue, net                                           $     40,533      $     51,424
Cost of goods sold                                           37,998            45,389
                                                       ------------      ------------
Gross profit (loss)                                           2,535             6,035
                                                       ------------      ------------
Selling, general and administrative                           3,755             4,631
Research and development                                        319                 -
Depreciation and amortization                                   494               426
Restructuring charges                                             -                 -
                                                       ------------      ------------
                                                              4,568             5,057
                                                       ------------      ------------
Income (loss) from operations                                (2,033)              978
Other expense, net                                           (1,126)             (249)
                                                       ------------      ------------
Income (loss) before income taxes                            (3,159)              729
Provision (benefit) for income taxes                          4,805               315
                                                       ------------      ------------
Net income (loss)                                            (7,964)              414
                                                       ============      ============
Net loss attributable to common shareholders                 (9,684)           (2,276)
                                                       ============      ============
Basic and diluted net loss per common share            $      (2.60)     $      (0.69)
                                                       ============      ============
Basic and diluted weighted average common
  Shares outstanding                                          3,718             3,285
                                                       ============      ============


                                                                DECEMBER 31,
                                                       -----------------------------
                                                           2001              2000
                                                       ------------      ------------
BALANCE SHEET DATA:
Cash and cash equivalents                              $      1,969      $      2,175
Working capital                                               3,221              7285
Total assets                                                 16,455            27,093
                                                       ============      ============

Total liabilities                                            11,012            13,674

Preferred stock                                               5,401             4,093
Total common shareholders' equity                                42             9,326

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
                                                           YEAR ENDED
                                                        DECEMBER 31, 1999
                                                      AS
                                                   PREVIOUSLY           AS
                                                    REPORTED          RESTATED
                                                  ------------      ------------
STATEMENT OF OPERATIONS DATA:
Revenues                                          $     45,206      $     44,011
Cost of goods sold                                      43,576            44,050
  Gross profit (loss)                                    1,630               (39)
Operating expenses                                       9,870            10,105
Loss from operations                                    (8,240)          (10,144)
Other income (expense), net                               (493)             (677)
Net income (loss)                                       (7,641)           (9,729)

Loss per common share
  Basic                                           $      (0.61)     $      (0.78)
  Diluted                                         $      (0.61)     $      (0.78)

Weighted-average common and dilutive
 common equivalent shares outstanding
   Basic                                                12,502            12,502
   Diluted                                              12,502            12,502


                                                          YEAR ENDED
                                                       DECEMBER 31, 1999
                                                       AS
                                                   PREVIOUSLY           AS
BALANCE SHEET DATA:                                 REPORTED          RESTATED
                                                  ------------      ------------
Current assets                                    $     18,343      $     17,435
Property and equipment - net, at cost                    3,402             3,110
Other assets                                             4,330             4,330
    Total assets                                        26,075            24,875
                                                  ============      ============

Current liabilities                               $     15,457      $     16,462
Long-term obligations                                      110               110
Shareholders' equity                                    10,508             8,303
                                                  ------------      ------------
      Total liabilities and shareholders' equity        26,075            24,875
                                                  ============      ============

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
                                                           YEAR ENDED
                                                        DECEMBER 31, 2000
                                                      AS
                                                   PREVIOUSLY            AS
                                                    REPORTED          RESTATED
                                                  ------------      ------------
STATEMENT OF OPERATIONS DATA:
Revenues                                          $     52,633      $     51,424
Cost of goods sold                                      43,525            45,389
Gross profit                                             9,108             6,035
Operating expenses                                       6,460             5,057
Earnings from operations                                 2,648               978
Other income (expense), net                               (208)             (249)
Net income (loss)                                        3,464               414

Earnings per common share
  Basic                                           $       0.05      $      (0.17)
  Diluted                                         $       0.05      $      (0.17)

Weighted-average common and dilutive
 common equivalent shares outstanding
   Basic                                                13,140            13,140
   Diluted                                              13,471            13,140


                                                   31-DEC-00
                                                      AS
                                                   PREVIOUSLY            AS
BALANCE SHEET DATA:                                 REPORTED          RESTATED
                                                  ------------      ------------
Current assets                                    $     23,798      $     20,860
Property and equipment - net, at cost                    2,404             2,034
Other assets                                             5,362             4,199
                                                  ------------      ------------
    Total assets                                        31,564            27,093
                                                  ============      ============

Current liabilities                               $     12,454      $     13,575
Long-term obligations                                       99                99
Preferred stock                                              -             4,093
Shareholders' equity                                    19,011             9,326
                                                  ------------      ------------
      Total liabilities and shareholders' equity        31,564            27,093
                                                  ============      ============


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